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[SANTARUS, INC. LOGO]

COMPANY CONTACT:                            INVESTOR CONTACT:
Debra P. Crawford                           Lippert/Heilshorn & Associates, Inc.
Chief Financial Officer                     Jody Cain (jcain@lhai.com)
(858) 314-5708                              Bruce Voss (bvoss@lhai.com)
                                            (310) 691-7100

For Immediate Release

                SANTARUS REPORTS THIRD QUARTER FINANCIAL RESULTS

            CONFERENCE CALL TO BEGIN AT 5:00 P.M. EASTERN TIME TODAY

SAN DIEGO (NOVEMBER 9, 2004) - Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal diseases and disorders, today reported financial results for the quarter ended September 30, 2004.

"We have made exceptional progress during the past several months as demonstrated by our ability to achieve the numerous significant milestones that we identified at the time of our initial public offering," said Gerald T. Proehl, president and chief executive officer of Santarus. "As we transition from a development stage company to a fully integrated specialty pharmaceutical company, we are excited about the commercial prospects for our first proprietary immediate-release proton pump inhibitor (PPI) product, ZEGERID(TM) (omeprazole) Powder for Oral Suspension, and are pleased with our progress in moving ZEGERID Capsules and ZEGERID Chewable Tablets towards commercialization."

Since the company's initial public offering in April 2004, Santarus has achieved the following:

- -    Obtained U.S. Food and Drug Administration (FDA) approval in June 2004 for its first product, ZEGERID Powder for Oral Suspension 20mg, for the treatment of heartburn and other symptoms associated with GERD, treatment and maintenance of healing of erosive esophagitis, and treatment of duodenal ulcers.

- -    Filed a new drug application (NDA) in April 2004 for ZEGERID Powder for
     Oral Suspension 40mg, which seeks approval for the treatment of gastric ulcers and the prevention of upper gastrointestinal (GI) bleeding in critically ill patients.

- -    Completed a follow-on public offering in July 2004.

- -    Built a commercial organization with a seasoned management team with GI and pharmaceutical experience and 200+ sales representatives. The sales representatives have, on average, 5 1/2 years of pharmaceutical sales experience and approximately 40% have prior experience with selling PPIs.

- -    Commercially launched Santarus' first product, ZEGERID Powder for Oral
     Suspension 20mg, through the company's 200+ sales force initially targeting the 38,000 high prescribing physicians responsible for writing $6.1 billion in PPI prescriptions in 2003.

- -    Signed a co-promotion agreement with Otsuka America Pharmaceutical, Inc.
     that provides a 75% increase in sales representatives (from approximately 230 to 400) promoting ZEGERID Powder for Oral Suspension. The approximately 172 Otsuka sales representatives have received product training

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     and began promoting ZEGERID Powder for Oral Suspension in the first sales position in November 2004.

- -    Announced positive Phase IIIb clinical trial results comparing the effects of ZEGERID Powder for Oral Suspension and Protonix(R) delayed-release pantoprazole tablets on nocturnal gastric acidity at the 69th Annual Scientific Meeting of the American College of Gastroenterology (ACG).

- -    Initiated and completed with positive results pivotal
     pharmacokinetic/pharmacodynamic (PK/PD) clinical trials for ZEGERID Capsules 20mg and 40mg.

- -    Initiated pivotal PK/PD clinical trials for ZEGERID Chewable Tablets 20mg and 40mg.

THIRD QUARTER FINANCIAL RESULTS

For the third quarter of 2004, Santarus reported a net loss attributable to common stockholders of $21.2 million, or $0.62 per share, compared with a net loss attributable to common stockholders of $7.0 million for the third quarter of 2003. For the first nine months of 2004, Santarus reported a net loss attributable to common stockholders of $49.4 million, or $2.32 per share, versus a net loss attributable to common stockholders of $16.5 million for the first nine months of 2003.

The company reported no license fee expenses in the third quarter of 2004, compared with license fee expenses of $1.0 million for the third quarter of 2003, which consisted of a one-time milestone payment to the University of Missouri based upon Santarus' filing of its first NDA with the FDA.

Research and development expenses for the third quarter of 2004 totaled $5.8 million, compared with $2.6 million for the third quarter of 2003. This increase was due primarily to the hiring of additional personnel, costs related to preparation for commercial manufacturing of ZEGERID Powder for Oral Suspension 20mg and the formulation development and production of clinical trial materials for the ZEGERID capsule and chewable tablet product candidates, and spending associated with the initiation of pivotal PK/PD clinical trials evaluating the 20mg and 40mg doses of ZEGERID in a capsule formulation.

Selling, general and administrative (SG&A) expenses were $14.6 million for the third quarter of 2004, compared with $1.9 million for the third quarter of 2003. Higher SG&A expenses were primarily attributable to the hiring of additional sales and marketing personnel, including the company's field sales organization which grew to more than 200 sales representatives in the three months ended September 30, 2004. Additionally, outside services and professional fees associated with preparation for the commercial launch of its first product increased for this period.

As of September 30, 2004, Santarus had cash, cash equivalents and short-term investments of $121.7 million, compared with $45.6 million at December 31, 2003, an increase of $76.1 million. The increase resulted primarily from the proceeds from the issuance of common stock in the initial public offering in April 2004 and the follow-on offering in July 2004, offset in part by the net loss for the nine months ended September 30, 2004. The cash balance at September 30, 2004 does not include the $15.0 million upfront payment received by the company from Otsuka America Pharmaceutical, Inc. in October 2004 under a co-promotion agreement.

CONFERENCE CALL

Santarus has scheduled an investor conference call regarding this announcement at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today, November 9, 2004. Individuals interested in participating in the call may do so by dialing (888) 803-8275 for domestic callers, or (706) 643-7736 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering pass code 1469821. The live conference call also will be available via the Internet by visiting the Investor Relations

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section of the company's Web site at www.santarus.com, and a recording of the call will be available on the company's Web site for 14 days following the completion of the call.

IMPORTANT SAFETY INFORMATION

ZEGERID Powder for Oral Suspension 20mg is indicated for short-term treatment of active duodenal ulcer, for heartburn and other symptoms associated with gastroesophageal reflux disease (GERD), for the short-term treatment (4-8 weeks) of erosive esophagitis which has been diagnosed by endoscopy, and for maintenance of healing of erosive esophagitis. Controlled studies do not extend beyond 12 months. ZEGERID is contraindicated in patients with known hypersensitivity to any component of the formulation. ZEGERID Powder for Oral Suspension 20mg is recommended for once-daily dosing, on an empty stomach one hour prior to a meal.

The most frequently reported adverse events with ZEGERID are headache, diarrhea and abdominal pain. Symptomatic response to therapy does not preclude the presence of gastric malignancy. Atrophic gastritis has been noted occasionally in gastric corpus biopsies from patients treated long term with omeprazole.

ZEGERID contains 460mg sodium per dose in the form of sodium bicarbonate (1680mg/20mEq), which should be taken into consideration for patients on a sodium-restricted diet. Sodium bicarbonate is contraindicated in patients with metabolic alkalosis and hypocalcemia.

ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the prevention and treatment of gastrointestinal diseases and disorders. The company's current products are immediate-release formulations of omeprazole, a widely prescribed PPI. In October 2004, the company announced the commercial launch of its first product, ZEGERID Powder for Oral Suspension 20mg, following the receipt of marketing approval from the FDA in June 2004. The company has an NDA under review by the FDA for ZEGERID Powder for Oral Suspension 40mg. The company also is developing capsule and chewable tablet formulations. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the commercial prospects for ZEGERID Powder for Oral Suspension 20mg and the potential for regulatory approval of Santarus' other products under development.

The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business, including, without limitation: physician and patient acceptance of ZEGERID Powder for Oral Suspension 20mg and any other products that Santarus may offer; competition from other pharmaceutical or biotechnology companies; unexpected adverse side effects or inadequate therapeutic efficacy of Santarus' products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for Santarus' products; Santarus' ability to commercialize its products without infringing the patent rights of others; difficulties or delays in development, testing, manufacturing and marketing of, and obtaining regulatory approval for, Santarus' products; Santarus' ability to obtain additional financing to support its operations; and other risks detailed in Santarus' prior press releases as well as in public periodic filings with the Securities and Exchange Commission.

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You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Santarus(R) and ZEGERID(TM) are trademarks of Santarus, Inc.

                               [Tables to Follow]

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                                 SANTARUS, INC.

                            CONDENSED BALANCE SHEETS

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                            SEPTEMBER 30,  DECEMBER 31,
                                                 2004          2003
                                            -------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents and
    short-term investments                  $     121,725  $     45,648
  Inventories                                       1,721             -
  Other current assets                              1,779           817
                                            -------------  ------------
Total current assets
                                                  125,225        46,465
Long-term restricted cash                             950           950
Property and equipment, net                           997           616
Other assets                                          853           157
                                            -------------  ------------
Total assets                                $     128,025  $     48,188
                                            =============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities                             $      10,645  $      3,835
  Current portion of long-term debt                   236           255
                                            -------------  ------------
Total current liabilities                          10,881         4,090
Long-term debt, less current portion                   54           224
Redeemable convertible preferred stock                  -        57,625
Total stockholders' equity (deficit)              117,090       (13,751)
                                            -------------  ------------
Total liabilities and stockholders' equity  $     128,025  $     48,188
                                            =============  ============

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                                 SANTARUS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED         NINE MONTHS ENDED
                                                    SEPTEMBER 30,               SEPTEMBER 30,
                                              ------------------------   ------------------------
                                                  2004         2003         2004          2003
                                              -----------   ----------   -----------   ----------
Costs and expenses:
   License fees                               $         -   $    1,000   $     5,000   $    1,000
   Research and development                         5,751        2,567        15,471        8,292
   Selling, general and administrative             14,604        1,898        24,155        4,655
   Stock-based compensation                         1,285          546         4,425        1,040
                                              -----------   ----------   -----------   ----------
Total costs and expenses                           21,640        6,011        49,051       14,987
Interest and other income, net                        448          143           816          330
                                              -----------   ----------   -----------   ----------
Net loss                                          (21,192)      (5,868)      (48,235)     (14,657)
Accretion to redemption value of redeemable
   convertible preferred stock                          -       (1,125)       (1,125)      (1,816)
                                              -----------   ----------   -----------   ----------
Net loss attributable to common stockholders  $   (21,192)  $   (6,993)  $   (49,360)  $  (16,473)
                                              ===========   ==========   ===========   ==========
Basic and diluted net loss per share          $     (0.62)  $    (3.78)  $     (2.32)  $    (9.12)
                                              ===========   ==========   ===========   ==========
Weighted average shares outstanding to
   calculate basic and diluted net loss
   per share                                   33,983,523    1,847,853    21,293,866    1,806,412

The composition of stock-based compensation
   is as follows:
     Research and development                 $       403   $      148   $     1,227   $      294
     Selling, general and administrative              882          398         3,198          746
                                              -----------   ----------   -----------   ----------
                                              $     1,285   $      546   $     4,425   $    1,040
                                              ===========   ==========   ===========   ==========

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